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                                                                   EXHIBIT 21.01

                          SUBSIDIARIES OF THE COMPANY


NAME                                          JURISDICTION OF ORGANIZATION

FATS, Inc.                                    Delaware, U.S.A.

Firearms Training Systems Limited             United Kingdom

F.A.T.S. Singapre PTE LTD.                    Republic of Singapore

F.A.T.S. Foreign Sales Corporation            Barbados

Firearms Training Systems Netherlands B.V.    The Netherlands

FATS Canada, Inc.                             Canada